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                                                                       EXHIBIT 5


                                 April 30, 1998



Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661

     Re:  Registration Statement on Form S-2
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Ladies and Gentlemen:

     We have acted as counsel for Heller Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's public offering of up to 38,525,000 shares of its Class A Common Stock, $0.25 par value per share (the "Class A Common Stock"), including up to 5,025,000 shares of Class A Common Stock issuable upon exercise of the Underwriters' (as defined herein) over-allotment options (collectively, the "Shares"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Restated Certificate of Incorporation, as amended, and the form of the proposed Amended and Restated Certificate of Incorporation of the Company, (c) the Company's By-laws and the form of the proposed Amended and Restated By-Laws of the Company, (d) minutes of meetings of the Board of Directors of the Company and the Executive Committee thereof, (e) written consents of the sole stockholder of the Company, (f) the form of U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") proposed to be entered into between the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives
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Heller Financial, Inc.
April 30, 1998
Page 2


of the several U.S. underwriters named therein (collectively, the "U.S. Underwriters"), (g) the form of International Underwriting Agreement (with the U.S. Underwriting Agreement, the "Underwriting Agreements") proposed to be entered into between the Company and Goldman Sachs International, J.P. Morgan Securities Ltd., BT Alex. Brown International, A Division of Bankers Trust International PLC, Lehman Brothers International (Europe) and Merrill Lynch International, as representatives of the several international underwriters named therein (with the U.S. Underwriters, collectively, the "Underwriters"), and (h) a proposed form of specimen certificate representing the Class A Common Stock.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock, and such certificates are delivered to, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreements, the up to 38,525,000 Shares covered by the Registration Statement (including the up to 5,025,000 Shares issuable upon exercise of the Underwriters' over-allotment options), will have been duly authorized, and such Shares will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
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Heller Financial, Inc.
April 30, 1998
Page 3


     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                    Very truly yours,

                                    /s/ KATTEN MUCHIN & ZAVIS

                                    KATTEN MUCHIN & ZAVIS